Exhibit 99.2

<epam>

Q3 2025

EPAM Reports Results

Q3 REVENUES

$1.394B

19.4% ↑ YoY *(reported)*

7.1% ↑ Organic YoY *(constant currency)*

OUTLOOK Q4 2025

Revenues in the range of

$1.380B-$1.395B

11.1% ↑ YoY *(midpoint of the range)*

OUTLOOK FY 2025

Revenues in the range of

$5.430B-$5.445B

15.0% ↑ YoY *(midpoint of the range)*

REVENUES BY INDUSTRY VERTICAL

Industry Vertical	Revenues	YoY
Financial Services	$338M	**32.7%** ↑
Consumer Goods, Retail & Travel	$276M	**9.9%** ↑
Software & Hi-Tech	$212M	**19.1%** ↑
Business Information & Media	$168M	**0.1%** ↑
Life Sciences & Healthcare	$159M	**11.8%** ↑
Emerging	$241M	**38.9%** ↑

REVENUES BY GEOGRAPHY

Geography	Revenues	YoY
Americas	$808M	**16.0%** ↑
EMEA	$556M	**24.9%** ↑
APAC	$30M	**17.7%** ↑

DILUTED EARNINGS PER SHARE

$1.91 GAAP EPS — **-19.4%** ↓ YoY

$3.08 NON-GAAP EPS — **-1.3%** ↓ YoY

EMPLOYEES & LOCATIONS

62,350 Total EPAMers

56,100+ Designers, Engineers & Consultants

55+ Countries & Regions

Refer to EPAM's 3rd Quarter 2025 Earnings Release for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.